                               AMENDED AND RESTATED

                                      BYLAWS

                                        OF

                                C-TEC CORPORATION

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office shall be located in the
                -----------------
Commonwealth of Pennsylvania in such location as determined by the Board of Directors from time to time.

     Section 2. Other Offices. The Corporation may also have offices at such
                -------------
other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 3. Books. The books of the Corporation may be kept within or
                -----
without of the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE II

                             MEETINGS OF SHAREHOLDERS

     Section 1. Time and Place of Meetings. All meetings of shareholders shall
                --------------------------
be held at such place, either within or without the Commonwealth of Pennsylvania, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

     Section 2. Annual Meetings. Annual meetings of shareholders shall be held
                ---------------
to elect directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of shareholders may be called
                ----------------
by the Board of Directors, the Chairman or the Chief Executive Officer of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article 9.A. of the articles of incorporation, special meetings of holders of such Preferred Stock.

     Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice;
                -------------------------------------------------------------
Business at Meetings. (a) Whenever shareholders are required or permitted to
--------------------
take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Pennsylvania Business Corporation Law of 1988 as the same exists or may hereafter be amended ("Pennsylvania Law"), such notice shall be given not less than 5 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (c) Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 5. Quorum. The presence, in person or by proxy, of the holders of a
                ------
majority of the outstanding shares of stock of the Company entitled to vote at a meeting shall constitute a quorum. If a quorum is not present, no business shall be transacted except to adjourn to a future time.

     Section 6. Voting. (a) Unless otherwise provided in the articles of
                ------
incorporation and subject to Pennsylvania Law, each shareholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such shareholder. Unless otherwise provided in Pennsylvania Law, the articles of incorporation or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

     (b) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.

     Section 7. No Action by Consent. Any action required or permitted to be
                --------------------
taken at any annual or special meeting of shareholders may be taken only upon the vote of shareholders entitled to vote thereon at an annual or special meeting duly noticed and called in accordance with Pennsylvania Law and may not be taken by written consent of shareholders without a meeting.

     Section 8. Organization. At each meeting of shareholders, the Chairman, if
                ------------
one shall have been elected, (or in his absence or if one shall not have been elected, the Chief Executive Officer) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 9. Order of Business. The order of business at all meetings of
                -----------------
shareholders shall be as determined by the chairman of the meeting.

     Section 10. Notice of Business. At any meeting of the shareholders, only
                 ------------------
such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) in the case of an annual meeting of shareholders, by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this
Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was given or made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 10, and no business shall be brought by a shareholder before a special meeting of shareholders. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this
Section 10.

     Section 11. Nomination of Directors. Only persons who are nominated in
                 -----------------------
accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was given or made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nomination(s) are to be made by such shareholder and (iv) any other information relating to such shareholder that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14A under the Securities Exchange Act of 1934. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. Except as otherwise provided in Pennsylvania Law
                --------------
or the articles of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. Number, Classes, Term of Office, etc. The Board of Directors
                -------------------------------------
shall consist of not less than three nor more than twenty-four directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Directors shall be divided into three classes as nearly equal in number as possible, one class shall be elected at each annual meeting of the shareholders for a term of three years to succeed the directors whose term then expires; provided that nothing herein shall be construed to prevent the election of a director to succeed himself. If directors are elected to different classes at the same meeting, the election of directors for each class shall be held separately. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Shareholders shall be entitled to vote cumulatively in all elections of directors. Except as otherwise provided in the articles of incorporation, each director shall serve for a term ending on the date of the third annual meeting of shareholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be shareholders.

     Section 3. Quorum and Manner of Acting. Unless the articles of
                ---------------------------
incorporation or these bylaws require a greater number, 50% of the total number of directors serving as directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4. Time and Place of Meetings. The Board of Directors shall hold
                --------------------------
its meetings at such place, either within or without the Commonwealth of Pennsylvania, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

     Section 5. Annual Meeting. The Board of Directors shall meet for the
                --------------
purpose of electing officers and transacting other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the Commonwealth of Pennsylvania, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

     Section 6. Regular Meetings. After the place and time of regular meetings
                ----------------
of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     Section 7. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by the Chairman, the Chief Executive Officer or the President and shall be called by the Chairman, the Chief Executive Officer, the President or the Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

     Section 8. Committees. The Board of Directors shall elect from the
                ----------
directors an executive committee, a compensation/pension committee and an audit committee and may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
The specific powers and duties of the executive committee, the compensation/person committee and the audit committee are set forth below:

     (a) The executive committee shall consist of not less than 3 and not more than 6 members as shall be determined by the Board of Directors in addition to the Chairman, who by virtue of his office shall be a member of the executive committee and chairman thereof. To the fullest extent permitted by Pennsylvania law, the executive committee shall have all the powers of the Board of Directors in the management of the business and affairs of the Corporation at all times when the Board of Directors is not in session.

     (b) The compensation committee shall consist of such number of members as shall be determined by the Board of Directors, shall make recommendations to the Board of Directors regarding compensation and benefits and shall have such other duties as determined by the Board of Directors.

     (c) The audit committee shall consist of such number of members as shall be determined by the Board of Directors, shall make recommendations to the Board of Directors regarding the auditing of the Corporation's books and records, the audit process and the Corporation's independent public accountants and shall have such other duties as determined by the Board of Directors. None of the members of the audit committee shall be directly involved in the supervision or management of the financial affairs of the Corporation or any of its subsidiaries.

     Section 9. Action by Consent. Unless otherwise restricted by the articles
                -----------------
of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 10. Telephonic Meetings. Unless otherwise restricted by the
                 -------------------
articles of incorporation or these bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 11. Resignation. Any director may resign at any time by giving
                 -----------
written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 12. Vacancies. Unless otherwise provided in the articles of
                 ---------
incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (even if less than a quorum) or by the sole remaining director. Each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Pennsylvania Law. Unless otherwise provided in the articles of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

     Section 13. Removal. No director may be removed from office by the
                 -------
shareholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

     Section 14. Compensation. Unless otherwise restricted by the articles of
                 ------------
incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

     Section 15. Preferred Directors. Notwithstanding anything else contained
                 -------------------
herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions adopted by the Board of Directors pursuant to the articles of incorporation applicable thereto, and such directors so elected shall not be subject to the provisions of Sections 2, 12 and 13 of this Article III unless otherwise provided therein.

                                  ARTICLE IV

                                   OFFICERS

     Section 1. Principal Officers. The principal officers of the Corporation
                ------------------
shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of shareholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

     Section 2. Election and Term of Office. The principal officers of the
                ---------------------------
Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     Section 3. Subordinate Officers. In addition to the principal officers
                --------------------
enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4. Removal. Any officer may be removed, with or without cause, at
                -------
any time, by resolution adopted by the Board of Directors.

     Section 5. Resignations. Any officer may resign at any time by giving
                ------------
written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. Chairman.  The Chairman shall preside at all meetings of the
                --------
Board of Directors and of shareholders, shall be responsible for the observation by the Corporation of these bylaws and shall have such other duties as shall be set forth in the resolution of the Board by which the appointment of the Chairman is made.

     Section 7. Chief Executive Officer.  The Chief Executive Officer shall have
                -----------------------
general supervision over the business and operations of the Corporation and may perform any act and execute any instrument for the conduct of such business and operations. In the Chairman's absence, the Chief Executive Officer shall preside at all meetings of the Board and of the shareholders.

     Section 8. Powers and Duties of Other Officers. The other officers of the
                -----------------------------------
Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE V

                           EXCULPATION; INDEMNIFICATION

     (1)(a) No director or former director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for or resulting from any act, omission or failure to act by reason of the fact that he is or was a director of the Corporation. The foregoing limitation of liability shall not be deemed exclusive of any provision limiting such liability by any applicable statute now or hereafter enacted or any power which the Board of Directors now or hereafter may have to limit such liability.

     (b) The limitation of liability set forth in Subparagraph (a) hereof shall not apply to (i) any breach of duty or failure to perform a duty which shall constitute self-dealing, willful misconduct or recklessness or (ii) any responsibility or liability pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Pennsylvania law. The right to indemnification conferred in this Article V shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Pennsylvania law. The right to indemnification conferred in this Article V shall be a contract right.

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation, and to such persons serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Pennsylvania law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Pennsylvania law.

     (4) The rights and authority conferred in this Article V shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this Article V, nor the adoption of any provision of the articles of incorporation or these bylaws, nor, to the fullest extent permitted by Pennsylvania law, any modification of law, shall eliminate or reduce the effect of this Article V in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                    ARTICLE VI

                          PROVISION OF LAW NOT TO APPLY

       Section 1.  Sections 910 and 911.  In accordance with the terms thereof,
                   --------------------
the provisions of Section 910 and 911 of the Pennsylvania Business Corporation Law (Act of May 5, 1933, P.L. 364), as they from time to time may be amended, shall not apply to the Corporation and may not be invoked by any of its shareholders.

       Section 2.  Sub-Chapters G and H.  In accordance with the provisions of
                   --------------------
Pennsylvania's 1990 "Anti-Takeover" Law enacted April 27, 1990 (Act No. 36 of
1990), Sub-Chapter G (Control-Share Acquisitions) and Sub-Chapter H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control) of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation and may not be invoked by the Corporation nor any of its shareholders.

                                   ARTICLE VII

                                GENERAL PROVISIONS

     Section 1. Fixing the Record Date. (a) In order that the Corporation may
                ----------------------
determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 5 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 2. Dividends. Subject to limitations contained in Pennsylvania Law
                ---------
and the articles of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall commence
                -----------
on January 1 and end on December 31 of each year.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon
                --------------
the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 5. Voting of Stock Owned by the Corporation. The Board of Directors
                ----------------------------------------
may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of shareholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 6. Amendments.  These bylaws may be changed at any regular or
                ----------
special meeting of the Board of Directors by the vote of a majority of all the directors in office or at any annual or special meeting of shareholders by the vote of the holders of a majority of the outstanding stock entitled to vote. Notice of any such meeting of shareholders shall set forth the proposed change or a summary thereof.